EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent
-------

CKF Bancorp, Inc.

                                                                       State or Other
                                                                       Jurisdiction of           Percentage
Subsidiaries (1)                                                       Incorporation             Ownership
----------------                                                       ---------------           ----------
Central Kentucky Federal Savings Bank                                  United States               100%


Subsidiary of Central Kentucky Federal Savings Bank (1)
-------------------------------------------------------

Central Kentucky Savings and Loan Service Corporation                  Kentucky                    100%

_______________
(1) The assets, liabilities, and operations of the subsidiaries are included in the consolidated financial statements contained in Item 8 herein.
